As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-188121

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4757800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4353 Park Terrace Drive
Westlake Village, California 91361
Telephone: (818) 706-3111

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David M. Davis
Chief Financial Officer and Treasurer
4353 Park Terrace Drive
Westlake Village, California 91361
Telephone: (818) 706-3111

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy to:

Joel L. Rubinstein, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Telephone: (212) 547-5400
Facsimile: (212) 547-5444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Stock, par value $0.0001 per share	15,000,000	$9.75		$146,250,000		$19,948.50
Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants issued in the Registrant’s initial public offering that are exercisable for shares of common stock at an exercise price of $11.50 per share (the “Public Warrants”)	18,492,500	$11.50	(2)	$212,663,750	(2)	$29,007.34	(2)
Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants issued in private placements that are exercisable for shares of common stock at an exercise price of $11.50 per share (the “Sponsor Warrants”)	7,666,667	$11.50	(2)	$88,166,670.50	(2)	$12,025.93	(2)
Secondary Offering
Common Stock, par value $0.0001 per share, of which (i) 4,169,085 shares were issued in a private placement prior to the Registrant’s initial public offering, (ii) 22,709,827 shares were issued in a private placement in connection with the Registrant’s business combination transaction, and (iii) 19,118,233 shares are issuable upon the conversion of shares of non-voting common stock shares that were issued in a private placement in connection with the Registrant’s business combination transaction	45,997,145	$10.48	(3)	$482,050,079.60	(3)	$65,751.63	(3)
Sponsor Warrants	7,666,667	(4)		(4)		(4)
Common Stock, par value $0.0001 per share, issuable upon the exercise of Sponsor Warrants	7,666,667	$10.48	(3)	$80,346,670.16	(3)	$10,959.29	(3)
Common Stock, par value $0.0001 per share, issuable upon the exercise of certain warrants that were assumed by the Registrant in connection with the Registrant’s business combination transaction (“Row 44 Warrants”)	1,456,050	$10.48	(3)	$15,259,404	(3)	$2,081.38	(3)
Common Stock, par value $0.0001 per share, issued to certain individuals as partial consideration for the acquisition by the Registrant substantially all the assets of Post Modern Edit, LLC and related entities	431,734	$10.48 (3)		$4,524,572.32	(3)	$617.15	(3)
Total						$140,391.22	(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price of the security.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the Registrant’s common stock on August 12, 2013, as reported on the NASDAQ Capital Market.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to these securities.
(5)	Previously paid $19,948.50.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

(i)	a base prospectus covering the offer and sale (i) by the Registrant from time to time in one or more offerings of shares of our common stock, and (ii) by certain selling securityholders from time to time in one or more offerings of (1) shares of our common stock (a) issued in a private placement prior to our initial public offering, (b) issued in a private placement in connection with our initial business combination transaction, (c) issuable upon conversion of shares of our non-voting common stock issued in a private placement in connection with our initial business combination transaction, (d) issuable upon the exercise of certain warrants that were assumed by us in connection with our initial business combination transaction, (e) issued as partial consideration for our acquisition of substantially all the assets of Post Modern Edit, LLC and related entities and (f) issuable upon the exercise of warrants issued in private placements to Global Eagle Acquisition LLC that are exercisable for shares of our common stock at an exercise price of $11.50 per share (the “Sponsor Warrants”) and (2) Sponsor Warrants; and
(ii)	a warrant exercise prospectus covering the offer, issuance and sale of shares of our common stock upon the exercise of (i) warrants issued in our initial public offering pursuant to a prospectus, dated May 12, 2011, that are exercisable for shares of our common stock at an exercise price of $11.50 per share (the “Public Warrants”) and (ii) Sponsor Warrants.

The base prospectus immediately follows this explanatory note. If necessary, the specific manner in which the securities covered by the base prospectus may be offered and sold will be specified in one or more prospectus supplements to the base prospectus. The warrant exercise prospectus immediately follows the base prospectus. We are registering a portion of the shares of common stock covered by this registration statement pursuant to our obligations under an amended and restated registration rights agreement dated as of January 31, 2013.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2013

PROSPECTUS

Global Eagle Entertainment Inc.

15,000,000 shares
of Common Stock, Par Value $.0001 per share
Offered by the Company

55,551,596 shares
of Common Stock, Par Value $.0001 per share
and
7,666,667 Warrants to Purchase Common Stock
Offered by Certain Selling Securityholders

We may, from time to time in one or more offerings, offer and sell up to 15,000,000 shares of our common stock.

In addition, the selling securityholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 55,551,596 shares of our common stock, of which:

•	4,169,085 shares were issued in a private placement prior to our initial public offering;
•	22,709,827 shares were issued in a private placement in connection with our business combination transaction which we completed on January 31, 2013, in which we acquired Row 44, Inc., or Row 44, and 86% of the issued and outstanding shares of Advanced Inflight Alliance AG, or AIA, which we refer to as the Business Combination;
•	19,118,233 shares are issuable upon the conversion of shares of non-voting common stock that we issued in a private placement in connection with the Business Combination;
•	7,666,667 shares are issuable upon the exercise of warrants to purchase shares of our common stock that were issued in a private placement to Global Eagle Acquisition LLC, which we refer to as our Sponsor, in connection with our initial public offering, or the Sponsor Warrants;
•	1,456,050 shares are issuable upon the exercise of certain warrants that were assumed by us in connection with our initial business combination transaction, or the Row 44 Warrants; and
•	431,734 shares were issued in a private placement in connection with our acquisition of substantially all the assets of Post Modern Edit, LLC, or PME, and related entities.

The selling securityholders may also, from time to time in one or more offerings, offer and sell up to 7,666,667 Sponsor Warrants. Each Sponsor Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $11.50 per share.

We will not receive any proceeds from the sale of our common stock or Sponsor Warrants by selling securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the selling securityholders’ securities and to indemnify the selling securityholders against certain liabilities.

This prospectus describes the general manner in which the shares of our common stock and Sponsor Warrants (as applicable) may be offered and sold by us and the selling securityholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

We or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell these securities from time to time, together or separately. If we or the selling securityholders use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “ENT.” Our warrants issued in our initial public offering, or our Public Warrants, are quoted on the OTC market under the symbol “ENTWW.” On August 12, 2013, the closing sale price of the common stock on the NASDAQ Capital Market was $10.46 and the closing sale price of the Public Warrants on the OTC market was $1.77. The Sponsor Warrants are not listed, and we have not applied to have the Sponsor Warrants listed, on any exchange.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013

You should rely only on the information contained in or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling securityholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents (or the date of the document incorporated by reference, as applicable).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell from time to time in one or more offerings up to an aggregate of 15,000,000 shares of common stock and the selling securityholders may sell from time to time in one or more offerings up to an aggregate of 55,551,596 shares of our common stock and up to an aggregate of 7,666,667 Sponsor Warrants.

This prospectus describes the general manner in which the shares of common stock and Sponsor Warrants (as applicable) may be offered and sold by us and the selling securityholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

Unless the context requires otherwise, references in this prospectus to “Global Eagle,” “Global Eagle Entertainment,” the “company,” “we,” “us,” “our” and similar terms refer to Global Eagle Entertainment Inc. and its subsidiaries.

i

ABOUT GLOBAL EAGLE ENTERTAINMENT

We are a full service platform offering both content and connectivity for the worldwide airline industry. Through our combined content, distribution and technology platforms, we provide airlines and the travelers they serve with in-flight video content, e-commerce and information services. Through Row 44, our subsidiary, we utilize Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on nearly 500 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through AIA, our subsidiary, we provide film and television content, games and applications and digital media services to more than 130 airlines worldwide.

We were originally formed on February 2, 2011 as a special purpose acquisition company under the name Global Eagle Acquisition Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On January 31, 2013, we completed the Business Combination in which we acquired (i) Row 44 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among the Company, EAGL Merger Sub Corp., a Delaware corporation and our wholly-owned subsidiary, Row 44, and PAR Investment Partners, L.P., a Delaware limited partnership (“PAR”), and (ii) 86% of the issued and outstanding shares of AIA, pursuant to a Stock Purchase Agreement, dated as of November 8, 2012, between the Company and PAR. Following the Business Combination, we changed our name to Global Eagle Entertainment Inc. Subsequent to the Business Combination, we acquired an additional approximately 8.0% of the issued and outstanding shares of AIA, so that we now hold approximately 94% of the issued and outstanding shares of AIA. In addition, on July 10, 2013, we completed the acquisition of substantially all of the assets of PME and related entities.

Additional Information

Our principal executive office is located at 4353 Park Terrace Drive, Westlake Village, California 91361 and our telephone number is (818) 706-3111.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Row 44 and AIA businesses, the ability of the combined business to grow and the ability of our executive officers to manage growth profitably;
•	our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ku-band system development and deployment;
•	our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand;
•	our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize;
•	our ability to expand our service offerings and deliver on our service roadmap;
•	our ability to timely and cost-effectively identify and license television and media content that passengers will purchase;
•	general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable;
•	our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems;
•	the loss of, or failure to realize benefits from, agreements with our airline partners;
•	the loss of relationships with original equipment manufacturers or dealers;
•	unfavorable economic conditions in the airline industry and economy as a whole;
•	our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers;
•	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or other geopolitical restrictions;
•	the limited operating history of our connectivity and in-flight television and media products;
•	the demand for in-flight broadband internet access services and market acceptance for our products and services; and
•	other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we anticipate using the net proceeds from the sale by us of common stock for general corporate purposes, including acquisitions and other business opportunities, capital expenditures and working capital. We believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the net proceeds from the sale by us of common stock may change, and if they do, we will update this information in a prospectus supplement.

We will not receive any proceeds from the sale of our common stock or Sponsor Warrants by selling securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the selling securityholders’ securities and to indemnify the selling securityholders against certain liabilities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and the risks described below, you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

There is currently no market for the Sponsor Warrants and a market for the Sponsor Warrants will not develop.

The Sponsor Warrants have no established trading market and will not be listed on any securities exchange. Since an active trading market will not develop and will not be maintained, holders of the Sponsor Warrants may experience difficulty in reselling, or an inability to sell, the Sponsor Warrants. Future selling prices for the Sponsor Warrants may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

SELLING SECURITYHOLDERS

Up to 55,551,596 shares of our common stock may be offered for resale by the selling securityholders under this prospectus, including (i) 4,169,085 shares issued in a private placement prior to the our initial public offering, (ii) 22,709,827 shares issued in a private placement in connection with the Business Combination, (iii) 19,118,233 shares issuable upon the conversion of shares of non-voting common stock that we issued in a private placement in connection with the Business Combination, (iv) 7,666,667 shares issuable upon the exercise of the Sponsor Warrants, (v) 1,456,050 shares issuable upon the exercise of the Row 44 Warrants, and (vi) 431,734 shares that were issued in a private placement in connection with our acquisition of PME. Additionally, up to 7,666,667 Sponsor Warrants may be offered for resale by the selling securityholders under this prospectus. A portion of the securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights granted to certain selling securityholders in connection with the Business Combination.

To the extent permitted by law, the selling securityholders listed below may resell shares of our common stock and Sponsor Warrants pursuant to this prospectus. We have registered the sale of the shares of our common stock and the Sponsor Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of common stock or Sponsor Warrants from the selling securityholders after the date of this prospectus to resell their shares of common stock and Sponsor Warrants.

The following table sets forth the number of shares of common stock and Sponsor Warrants being offered by the selling securityholders, including shares of our common stock issuable upon the exercise of the Sponsor Warrants and the Row 44 Warrants, and assuming the conversion of 19,118,233 shares of non-voting common stock to shares of common stock. The following table also sets forth the number of shares of common stock and Sponsor Warrants known to us, based upon written representations by the selling securityholders, to be beneficially owned by the selling securityholders as of August 13, 2013, assuming the conversion of all of our outstanding shares of non-voting common stock to common stock. The selling securityholders are not making any representation that any shares of common stock or Sponsor Warrants covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock. For purposes of the table below, we assume that all of the shares of our common stock and Sponsor Warrants covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and Sponsor Warrants beneficially owned by them and none of such persons has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of August 12, 2013, assuming the conversion of 19,118,233 shares of our non-voting common stock into shares of our common stock, and excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary, there were 55,179,569 shares of our common stock issued and outstanding.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering		Sponsor Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Sponsor Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Sponsor Warrants Beneficially Owned After the Offered Sponsor Warrants are Sold	%
PAR Investment Partners, L.P.(1)(2)	28,492,984		—	29,478,011	—	0	—	0	—
Global Eagle Acquisition LLC(3)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Harry E. Sloan(4)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Jeff Sagansky(4)	11,443,243		7,333,334	11,443,243	7,333,334	0	—	0	—
Wellington Management Company, LLP(1)(5)	3,562,285		—	6,105,831	—	0	—	0	—
Exit Row Investments, LLC(1)	1,687,776		—	1,875,306	—	0	—	0	—
Putnam Capital Spectrum Fund(6)	1,677,700		—	1,677,700	—	0	—	0	—
Bay Pond Investors (Bermuda) L.P.(1)(7)(8)	1,239,190		—	1,513,240	—	0	—	0	—
Bay Pond Partners L.P.(1)(7)(9)	1,073,459		—	1,294,506	—	0	—	0	—
MLB Advanced Media L.P.(1)(10)	854,786		—	873,629	—	0	—	0	—
Alaska Airlines(1)	837,453		—	930,504	—	0	—	0	—
Ithan Creek Master Investors (Cayman) L.P.(1)(7)	658,861		—	813,409	—	0	—	0	—
Quissett Investors (Bermuda) L.P.(1)(7)(11)	703,754		—	779,647	—	0	—	0	—
Putnam Equity Spectrum Fund(6)	697,300		—	697,300	—	0	—	0	—
Hughes Network Systems LLC(1)	433,267		—	481,408	—	0	—	0	—
Quissett Partners, L.P.(1)(7)	439,673		—	486,747	—	0	—	0	—
Dennis A. Miller(12)	455,421		333,333	390,421	333,333	65,000	—	0	—
James A. Graf(13)	431,263		266,667	431,263	266,667	0	—	0	—
John Guidon(1)(14)	313,457		—	343,227	—	0	—	0	—
J. Caird Investors (Bermuda) L.P.(1)(7)(15)	304,334		—	337,140	—	0	—	0	—
James A. McNamara(11)	334,738		—	22,088	—	312,650	—	0	—
J. Caird Partners, L.P.(1)(7)(15)	279,695		—	309,752	—	0	—	0	—
John LaValle(16)	220,426		—	220,426	—	0	—	0	—
Gregg Fialcowitz(1)	210,161		—	233,512	—	0	—	0	—
Post Modern Edit, LLC	170,991	(17)	—	263,358	—	0	—	0	—
James Costello(18)	156,925		—	156,925	—	0	—	0	—
Ithan Creek Master Investment Partnership (Cayman) II, L.P.(1)(7)	76,411		—	84,901	—	0	—	0	—
Post Modern Non-Theatrical Distribution LLC	72,881	(17)	—	112,350	—	0	—	0	—
Howard Lefkowitz	63,371		—	63,371	—	0	—	0	—
Mark Kroll(1)	52,868		—	58,266	—	0	—	0	—
H. Travis Christ(19)	48,367		—	48,367	—	0	—	0	—
Brackmann 1992 Descendant's Trust(1)	31,182		—	34,647	—	0	—	0	—
Lawrence Kellner(1)(20)	31,520		—	32,873	—	0	—	0	—
Stephen Redford(21)	32,645		—	32,645	—	0	—	0	—
Sea Movies LLC(17)	20,743		—	31,948	—	0	—	0	—

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering		Sponsor Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Sponsor Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Sponsor Warrants Beneficially Owned After the Offered Sponsor Warrants are Sold	%
Airline Media Productions LLC(17)	15,698		—	24,178	—	0	—	0	—
Certain selling securityholders holding, collectively, less than 1% of our common stock	335,246	(22)	—	359,809	—	0	—	0	—

(1)	Excludes 10% of the shares of common stock issuable to such holder under the Row 44 Merger Agreement, which shares are held in escrow to secure (A) any post-closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement (“Escrow Shares”). Escrow Shares not subject to a claim will be released on the date that is 18 months after the closing of the Business Combination. Escrow Shares that are released to the holder(s) will be eligible for resale pursuant to this prospectus and are included in the column “Shares of Common Stock Offered.”
(2)	Includes 509,512 shares of common stock issuable upon the exercise of Row 44 Warrants. All shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro, who is Chairman of the Board of the Company, and, prior to the Business Combination, was Chairman of the Board of Row 44 and the Supervisory Board of AIA. As an employee of PCM, Mr. Shapiro has the authority to make investment decisions with respect to our shares held by PAR. Prior to the Business Combination, PAR owned a controlling interest in Row 44 and AIA.
(3)	Includes 4,114,909 shares issued to current or former executive officers of the Company prior to our initial public offering and shares underlying 7,328,334 Sponsor Warrants. Harry E. Sloan and Jeff Sagansky are members of the Sponsor. Includes 926,463 shares of common stock of the Company that are subject to forfeiture by the Sponsor in the event that the last sales price of common stock of the Company does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the completion of the Business Combination.
(4)	Messrs. Sloan and Sagansky are members of the Board of Directors of the Company, and have been on the Board since the Company’s inception (February 2, 2011). From February 2, 2011 until January 31, 2013, Mr. Sloan was Chief Executive Officer of the Company and Mr. Sagansky was President of the Company.
(5)	Includes 257,058 shares of common stock underlying Row 44 Warrants. Excludes 2,007,317 shares of common stock issued in the Business Combination and held in escrow, registered in the name of the escrow agent, pursuant to an agreement between Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the “Wellington Entities”) and the Company (the “Wellington Escrow Agreement”), pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% of the Company's common stock.
(6)	At the closing of the Business Combination, we issued to Putnam 2,375,000 shares of common stock pursuant to a Common Stock Purchase Agreement we entered into with them on November 8, 2012.
(7)	These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(8)	Includes 70,874 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.

(9)	Includes 131,099 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(10)	Includes 685,199 shares underlying Row 44 Warrants.
(11)	Includes 20,712 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(12)	For each of Messrs. Miller and McNamara, consists of 22,088 shares of common stock purchased from the Sponsor. Includes a portion of the shares that are subject to forfeiture by each of Messrs. Miller and McNamara in the event the last sales price of our common stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Business Combination. Includes shares underlying 333,333 Sponsor Warrants and 65,000 Public Warrants. Messrs. Miller and McNamara were directors of the Company from February 2, 2011 until January 31, 2013.
(13)	These shares represent 4% of the shares of our common stock and Sponsor Warrants held by Sponsor, including 4% of the shares underlying the Sponsor Warrants. Mr. Graf was Vice President, Chief Financial Officer, Treasurer and Secretary of the Company from February 2, 2011 until January 31, 2013. Mr. Graf is currently a special advisor to the Company.
(14)	Mr. Guidon is Chief Technology Officer Row 44, prior to which he was Chief Executive Officer of Row 44 from 2007 until January 2012. Mr. Guidon was a director of Row 44 throughout that time until January 31, 2013.
(15)	Includes 9,181 shares underlying Row 44 Warrants. These shares are also reported as beneficially owned by Wellington Management Company, LLP.
(16)	John LaValle is the Chief Executive Officer of the Company and was the Chief Executive Officer of Row 44 from January 2012 to January 2013. Prior to that time, he served as Row 44’s Chief Operating Officer and Chief Financial Officer, positions that he held since he joined Row 44 in June 2007.
(17)	Excludes approximately 30% of the shares of common stock and 10% of the overall consideration issuable to such holder under the Asset Purchase Agreement pursuant to which we acquired PME (the “PME APA”), which shares are held in escrow to secure (A) any post-closing purchase price adjustment due to the Company from PME and related entities pursuant to the terms of the PME APA and (B) PME’s indemnification obligations under the PME APA (“PME Escrow Shares”). PME Escrow Shares not subject to a claim will be released on the date that is 18 months after the July 9, 2013 closing of the acquisition of PME. PME Escrow Shares that are released to the holder(s) will be eligible for resale pursuant to this prospectus and are included in the column “Shares of Common Stock Offered.”
(18)	Mr. Costello is Vice President, Engineering of Row 44, a position he has held since 2007.
(19)	Mr. Christ was Chief Sales Officer of Row 44, a position he has held from May 2011 until February 14, 2013.
(20)	Mr. Kellner was a member of the Board of Directors of Row 44 from March 8, 2010 until January 31, 2013.
(21)	Mr. Redford joined Row 44 in June 2008 as its Chief Technical Officer and became Vice President Networks in January 2012, a position he continues to hold.
(22)	Excludes 24,563 Escrow Shares.

PLAN OF DISTRIBUTION

We and the selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of the shares of our common stock or Sponsor Warrants covered by this prospectus on NASDAQ (in the case of our common stock) or any other stock exchange, market or trading facility on which the shares or Sponsor Warrants are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent we or any of the selling securityholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus. Subject to compliance with applicable law, we or the selling securityholders may use any one or more of the following methods when selling shares of common stock or Sponsor Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares or Sponsor Warrants;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of such shares of common stock or Sponsor Warrants at a stipulated price per share or warrant;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of common stock or Sponsor Warrants by any selling securityholder to its partners, members or securityholders;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

Neither we nor the selling securityholders have entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of common stock or Sponsor Warrants covered by this prospectus. At any time a particular offer of the shares of common stock or Sponsor Warrants covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock or Sponsor Warrants covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock or Sponsor Warrants covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling securityholders may also sell shares of our common stock or Sponsor Warrants under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by us or the selling securityholders may arrange for other brokers-dealers to participate in sales. If we or the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or the selling securityholders (and/or, if any broker-dealer acts as agent for the purchaser of shares of common stock or Sponsor Warrants, from the purchaser) in amounts to be negotiated.

In connection with the sale of the common stock or Sponsor Warrants or interests therein, we or selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock or Sponsor Warrants in the course of hedging the positions they assume. We and the selling securityholders may also sell shares of the common stock or Sponsor Warrants short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock or Sponsor Warrants to broker-dealers that in turn may sell these securities. We and the selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares or Sponsor Warrants offered by this prospectus, which shares or Sponsor Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may from time to time pledge or grant a security interest in some or all of their shares of common stock or Sponsor Warrants to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling securityholders and any other persons participating in the sale or distribution of the shares of common stock or Sponsor Warrants will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock or Sponsor Warrants by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of common stock or Sponsor Warrants.

We or the selling securityholders also may transfer the shares of our common stock or Sponsor Warrants in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock or Sponsor Warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock or Sponsor Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling securityholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and Sponsor Warrants. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized and Outstanding Stock

We have authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this prospectus, there were 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. As of August 12, 2013, there were 100 holders of record of our capital stock. This figure does not include the number of persons whose securities are held in nominee or “street” name accounts through brokers.

Common Stock

Our Second Amended and Restated Certificate of Incorporation (our “Charter”) provides that, except with respect to voting rights and conversion rights applicable to the non-voting common stock, the common stock and non-voting common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting power and no right to participate in any meeting of stockholders or to receive notice thereof, except as required by applicable law and except that any action that would adversely affect the rights of the non-voting common stock relative to the common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the non-voting common stock voting separately as a class. Except as otherwise provided by law, applicable stock exchange rules, our Charter or our Amended and Restated Bylaws (our “Bylaws”) or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

Conversion of Non-Voting Common Stock

Any share of non-voting common stock will convert into one fully paid and non-assessable share of common stock immediately upon the earlier to occur of (i) the delivery of written notice by the holder of such share to our transfer agent of the holder’s election to convert such share into a share of common stock, provided that such election cannot be made until on or after October 31, 2013, or (ii) the sale or transfer of such share by the holder to any person if the ownership of such share by such person would result in PAR not having beneficial ownership of such share within the meaning of Rule 13d-3 promulgated under the Exchange Act. When shares of non-voting common stock have been converted to common stock, such non-voting common shares will be cancelled and will become authorized but unissued shares of non-voting common stock.

Dividends

Holders of common stock and non-voting common stock will be equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (our “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock or non-voting common stock unless the shares of common stock and non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock or non-voting common stock, shares of non-voting common stock shall only be entitled to receive shares of non-voting common stock and shares of common stock shall only be entitled to receive shares of common stock.

We have not paid any cash dividends on our common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock and non-voting common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Corporate Transactions

In the event that any consideration is paid or distributed to our stockholders or any shares of our capital stock are converted into any other form of consideration in connection with (i) any sale, lease, transfer, exclusive license, exchange or other disposition of any material portion of our property and assets (or any material portion of the property and assets of any of our direct or indirect subsidiaries), (ii) any merger, consolidation, business combination or other similar transaction involving us or any of our direct or indirect subsidiaries with any other entity, or (iii) any recapitalization, liquidation, dissolution or other similar transaction involving us or any of our direct or indirect subsidiaries, then the shares of common stock and non-voting common stock will be treated equally, identically and ratably on a per share basis with respect to any such consideration or distribution or conversion.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock or non-voting common stock.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the company or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, there were outstanding warrants exercisable for 28,340,629 shares of our common stock, consisting of (i) public warrants exercisable for an aggregate of 18,492,500 shares of our common stock and Sponsor Warrants exercisable for an aggregate of 7,666,667 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) warrants that were initially exercisable for shares of common stock of Row 44 that we assumed in connection with the Business Combination and are exercisable for an aggregate of 2,181,462 shares of our common stock (the “Row 44 Warrants”) (including 725,412 Row 44 Warrants held by AIA).

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The warrants will expire on January 31, 2018 at 4:30 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, with respect to the shares of common stock underlying the warrants is effective and a prospectus relating thereto is current, except as provided below. No warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Under the warrant agreement governing the warrants, we agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Business Combination, we would use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act of the shares of common stock issuable upon exercise of the warrants, and we would use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption is not available. In addition, we are obligated to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

As a result of the fact that no registration statement was effective on the 60th business day following the closing of the Business Combination and no such registration statement currently is effective, holders of the warrants have the right, until the date such registration statement is declared effective by the SEC (and would also have the right during any other period when we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants), to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For this purpose, “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or the company’s securities broker or intermediary.

We may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we sends the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We established the $18.00 per share sale price criterion to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. For this purpose, the “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe that this feature is an attractive option if we do not need the cash from the exercise of the warrants. If we call the warrants for redemption and does not take advantage of this option, members of the Sponsor and their permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described above.

A holder of a warrant may notify the company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value”. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if at any time while the warrants are outstanding and unexpired, we pay a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock for which the warrants are exercisable), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides that if more than 30% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement. We refer to this latter provision as the “Warrant Price Reduction Provision.”

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The Sponsor Warrants (including the common stock issuable upon exercise of the Sponsor Warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If a holder of Sponsor Warrants exercises them on a cashless basis, such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The Sponsor waived the Warrant Price Reduction Provision with respect to the Sponsor Warrants held by it.

Registration Rights

Under our amended and restated registration rights agreement with respect to the shares of our common stock issued in a private placement prior to our initial public offering, which we refer to as “founder shares,” shares of our common stock underlying the Sponsor Warrants, the shares of our common stock (including shares of common stock issuable upon conversion of non-voting common stock) that were issued in the Business Combination, which securities we collectively refer to as “registrable securities,” we are obligated to file a registration statement with the SEC covering the resale of the registrable securities and use our reasonable best efforts to cause the registration statement to be declared effective as soon as possible thereafter. Holders of each of (i) a majority of the founder shares, (ii) a majority of the shares issued to PAR and its affiliates in the Business Combination, and (iii) at least 10,000,000 of the registrable securities are also entitled to require us to undertake an underwritten public offering of all or a portion of the registrable securities pursuant to an effective registration statement, no more than once during any six month period, so long as the estimated market value of the registrable securities to be sold in such offering is at least $10,000,000. Holders of registrable securities also have certain “piggy-back” registration rights with respect to registration statements filed by us. Holders of the requisite number of registrable securities under the amended and restated registration rights agreement have granted us waivers of their rights relating to our failure to satisfy certain of our obligations under the agreement prior to our filing with the SEC of the first amendment to the registration statement of which this prospectus is a part.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “Merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “Merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	Our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the Merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we had 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. Of these shares, the 18,992,500 shares of common stock sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 36,187,069 shares and all 7,666,667 Sponsor Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 28,340,629 warrants to purchase shares of our common stock outstanding, consisting of (i) warrants exercisable for 26,159,167 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) Row 44 Warrants assumed by us in connection with Business Combination and exercisable for 2,181,462 shares of our common stock (including 725,412 Row 44 Warrants held by AIA). Each warrant is exercisable for one share of our common stock, in accordance with the terms of the applicable warrant agreement governing the warrants. 18,492,500 of these warrants are public warrants and are freely tradable.

Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “ENT.” Our warrants are quoted on the OTC market under the symbol “ENTWW.”

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed on for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements of Global Eagle Acquisition Corp. (a development stage company) as of December 31, 2012, and 2011, for the year ended December 31, 2012 and for the period February 2, 2011 (inception) to December 31, 2011 have been audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The financial statements of Row 44 as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of AIA as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as set forth in their reports thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 (File No. 001-35176);
(2)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Form 10-Q/A (Amendment No. 1) filed with the SEC on May 15, 2013 and Form 10-Q/A (Amendment No. 2) filed on July 9, 2013 (File No. 001-35176) and for the quarter ended June 30, 2013, filed on August 9, 2013 (File No. 001-35176);
(3)	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 7, 2013, January 17, 2013, January 28, 2013, January 30, 2013, February 4, 2013, February 6, 2013 (including portions of our definitive proxy statement on Schedule 14A filed on January 17, 2013 that are incorporated by reference into our Current Report on Form 8-K filed on February 6, 2013), February 21, 2013, February 26, 2013, March 12, 2013, March 13, 2013, March 18, 2013, March 19, 2013, March 29, 2013, May 2, 2013, May 6, 2013, May 9, 2013, May 14, 2013, May 16, 2013, May 22, 2013, July 2, 2013, July 10, 2013 (Items 1.01 and 9.01 only), July 11, 2013 and August 9, 2013 (File No. 001-35176); and
(4)	All documents filed with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by telephone at (818) 706-3111 or in writing at the following address:

Global Eagle Entertainment Inc.
Attn: Secretary
4353 Park Terrace Drive
Westlake Village, California 91361

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2013

PROSPECTUS

Global Eagle Entertainment Inc.

26,159,167 Shares
of Common Stock, $0.0001 Par Value per share

This prospectus relates to the issuance by us of up to 26,159,167 shares of our common stock, par value $0.0001 per share. Of these shares:

•	18,492,500 shares of our common stock are issuable upon the exercise of warrants exercisable for shares of our common stock at an exercise price of $11.50 per share that were issued in our initial public offering pursuant to a prospectus dated May 12, 2011 (the “Public Warrants”); and
•	7,666,667 shares of our common stock are issuable upon the exercise of warrants exercisable for shares of our common stock at an exercise price of $11.50 per share (the “Sponsor Warrants” and together with the Public Warrants, the “Warrants”) and were issued in private placements to Global Eagle Acquisition LLC (the “Sponsor”).

Each Public Warrant and Sponsor Warrant entitles the holder thereof to purchase one share of our common stock for an exercise price of $11.50 per share. We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock.

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “ENT.” Our Public Warrants are quoted on the OTC market under the symbol “ENTWW.” On August 12, 2013, the closing sale price of the common stock on the NASDAQ Capital Market was $10.46 and the closing sale price of the Public Warrants on the OTC market was $1.77.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference).

Unless the context requires otherwise, references in this prospectus to “Global Eagle,” “Global Eagle Entertainment,” the “company,” “we,” “us,” “our” and similar terms refer to Global Eagle Entertainment Inc. and its subsidiaries.

i

ABOUT GLOBAL EAGLE ENTERTAINMENT

We are a full service platform offering both content and connectivity for the worldwide airline industry. Through our combined content, distribution and technology platforms, we provide airlines and the travelers they serve with in-flight video content, e-commerce and information services. Through Row 44, Inc., or Row 44, our subsidiary, we utilize Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on nearly 500 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through Advanced Inflight Alliance AG, or AIA, our subsidiary, we provide film and television content, games and applications and digital media services to more than 130 airlines worldwide.

We were originally formed on February 2, 2011 as a special purpose acquisition company under the name Global Eagle Acquisition Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On January 31, 2013, we completed a business combination transaction (“the Business Combination”) in which we acquired (i) Row 44 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among the Company, EAGL Merger Sub Corp., a Delaware corporation and our wholly-owned subsidiary, Row 44, and PAR Investment Partners, L.P., a Delaware limited partnership (“PAR”), and (ii) 86% of the issued and outstanding shares of AIA, pursuant to a Stock Purchase Agreement, dated as of November 8, 2012, between the Company and PAR. Following the Business Combination, we changed our name to Global Eagle Entertainment Inc. Subsequent to the Business Combination, we acquired an additional approximately 8.0% of the issued and outstanding shares of AIA, so that we now hold approximately 94% of the issued and outstanding shares of AIA. In addition, on July 10, 2013, we completed the acquisition of substantially all of the assets of Post Modern Edit, LLC and related entities.

Additional Information

Our principal executive office is located at 4353 Park Terrace Drive, Westlake Village, California 91361 and our telephone number is (818) 706-3111.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Row 44 and AIA businesses, the ability of the combined business to grow and the ability of our executive officers to manage growth profitably;
•	our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ku-band system development and deployment;
•	our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand;
•	our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize;
•	our ability to expand our service offerings and deliver on our service roadmap;
•	our ability to timely and cost-effectively identify and license television and media content that passengers will purchase;
•	general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable;
•	our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems;
•	the loss of, or failure to realize benefits from, agreements with our airline partners;
•	the loss of relationships with original equipment manufacturers or dealers;
•	unfavorable economic conditions in the airline industry and economy as a whole;
•	our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers;
•	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or other geopolitical restrictions;
•	the limited operating history of our connectivity and in-flight television and media products;
•	the demand for in-flight broadband internet access services and market acceptance for our products and services; and
•	other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

2

USE OF PROCEEDS

We will receive up to an aggregate of approximately $300,830,421 from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and the risks described below, you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

PLAN OF DISTRIBUTION

We are offering the shares of common stock underlying the Warrants upon the exercise of the Warrants by the holders thereof. The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, American Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants and/or Sponsor Warrants being exercised. Additionally, the Sponsor Warrants may be exercised on a cashless basis provided that the holder of Sponsor Warrants is the Sponsor, a member of the Sponsor or a permitted transferee, and the Public Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Public Warrants pursuant to the warrant agreement governing the Public Warrants in which our board of directors has elected to require all holders of the Public Warrants who exercise their Public Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its Warrants on a cashless basis by paying the exercise price by surrendering his, her or its Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants to be exercised, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.

3

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized and Outstanding Stock

We have authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this prospectus, there were 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. As of August 12, 2013, there were 100 holders of record of our capital stock. This figure does not include the number of persons whose securities are held in nominee or “street” name accounts through brokers.

Common Stock

Our Second Amended and Restated Certificate of Incorporation (our “Charter”) provides that, except with respect to voting rights and conversion rights applicable to the non-voting common stock, the common stock and non-voting common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting power and no right to participate in any meeting of stockholders or to receive notice thereof, except as required by applicable law and except that any action that would adversely affect the rights of the non-voting common stock relative to the common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the non-voting common stock voting separately as a class. Except as otherwise provided by law, applicable stock exchange rules, our Charter or our Amended and Restated Bylaws (our “Bylaws”) or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

Conversion of Non-Voting Common Stock

Any share of non-voting common stock will convert into one fully paid and non-assessable share of common stock immediately upon the earlier to occur of (i) the delivery of written notice by the holder of such share to our transfer agent of the holder’s election to convert such share into a share of common stock, provided that such election cannot be made until on or after October 31, 2013, or (ii) the sale or transfer of such share by the holder to any person if the ownership of such share by such person would result in PAR not having beneficial ownership of such share within the meaning of Rule 13d-3 promulgated under the Exchange Act. When shares of non-voting common stock have been converted to common stock, such non-voting common shares will be cancelled and will become authorized but unissued shares of non-voting common stock.

Dividends

Holders of common stock and non-voting common stock will be equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (our “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock or non-voting common stock unless the shares of common stock and non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock or non-voting common stock, shares of non-voting common stock shall only be entitled to receive shares of non-voting common stock and shares of common stock shall only be entitled to receive shares of common stock.

We have not paid any cash dividends on our common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board.

4

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock and non-voting common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Corporate Transactions

In the event that any consideration is paid or distributed to our stockholders or any shares of our capital stock are converted into any other form of consideration in connection with (i) any sale, lease, transfer, exclusive license, exchange or other disposition of any material portion of our property and assets (or any material portion of the property and assets of any of our direct or indirect subsidiaries), (ii) any merger, consolidation, business combination or other similar transaction involving us or any of our direct or indirect subsidiaries with any other entity, or (iii) any recapitalization, liquidation, dissolution or other similar transaction involving us or any of our direct or indirect subsidiaries, then the shares of common stock and non-voting common stock will be treated equally, identically and ratably on a per share basis with respect to any such consideration or distribution or conversion.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock or non-voting common stock.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the company or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, there were outstanding warrants exercisable for 28,340,629 shares of our common stock, consisting of (i) public warrants exercisable for an aggregate of 18,492,500 shares of our common stock and Sponsor Warrants exercisable for an aggregate of 7,666,667 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) warrants that were initially exercisable for shares of common stock of Row 44 that we assumed in connection with the Business Combination and are exercisable for an aggregate of 2,181,462 shares of our common stock (the “Row 44 Warrants”)(including 725,412 Row 44 Warrants held by AIA).

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The warrants will expire on January 31, 2018 at 4:30 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act of

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1933, as amended (the “Securities Act”), with respect to the shares of common stock underlying the warrants is effective and a prospectus relating thereto is current, except as provided below. No warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Under the warrant agreement governing the warrants, we agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Business Combination, we would use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we would use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption is not available. In addition, we are obligated to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

As a result of the fact that no registration statement was effective on the 60th business day following the closing of the Business Combination and no such registration statement currently is effective, holders of the warrants have the right, until the date such registration statement is declared effective by the SEC (and would also have the right during any other period when we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants), to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For this purpose, “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or the company’s securities broker or intermediary.

We may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we sends the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We established the $18.00 per share sale price criterion to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number

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of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. For this purpose, the “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe that this feature is an attractive option if we do not need the cash from the exercise of the warrants. If we call the warrants for redemption and does not take advantage of this option, members of the Sponsor and their permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described above.

A holder of a warrant may notify the company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value”. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if at any time while the warrants are outstanding and unexpired, we pay a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock for which the warrants are exercisable), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides that if more than 30% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement. We refer to this latter provision as the “Warrant Price Reduction Provision.”

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The Sponsor Warrants (including the common stock issuable upon exercise of the Sponsor Warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If a holder of Sponsor Warrants exercises them on a cashless basis, such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The Sponsor waived the Warrant Price Reduction Provision with respect to the Sponsor Warrants held by it.

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Registration Rights

Under our amended and restated registration rights agreement with respect to the shares of our common stock issued in a private placement prior to our initial public offering, which we refer to as “founder shares,” shares of our common stock underlying the Sponsor Warrants, the shares of our common stock (including shares of common stock issuable upon conversion of non-voting common stock) that were issued in the Business Combination, which securities we collectively refer to as “registrable securities,” we are obligated to file a registration statement with the SEC covering the resale of the registrable securities and use our reasonable best efforts to cause the registration statement to be declared effective as soon as possible thereafter. Holders of each of (i) a majority of the founder shares, (ii) a majority of the shares issued to PAR and its affiliates in the Business Combination, and (iii) at least 10,000,000 of the registrable securities are also entitled to require us to undertake an underwritten public offering of all or a portion of the registrable securities pursuant to an effective registration statement, no more than once during any six month period, so long as the estimated market value of the registrable securities to be sold in such offering is at least $10,000,000. Holders of registrable securities also have certain “piggy-back” registration rights with respect to registration statements filed by us. Holders of the requisite number of registrable securities under the amended and restated registration rights agreement have granted us waivers of their rights relating to our failure to satisfy certain of our obligations under the agreement prior to our filing with the SEC of the first amendment to the registration statement of which this prospectus is a part.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “Merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “Merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	Our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the Merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy

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contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we had 55,179,569 shares of our capital stock issued and outstanding, consisting of (i) 36,061,336 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary) and (ii) 19,118,233 shares of non-voting common stock. Of these shares, the 18,992,500 shares of common stock sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 36,187,069 shares and all 7,666,667 Sponsor Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 28,340,629 warrants to purchase shares of our common stock outstanding, consisting of (i) warrants exercisable for 26,159,167 shares of our common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) Row 44 Warrants assumed by us in connection with Business Combination and exercisable for 2,181,462 shares of our common stock (including 725,412 Row 44 Warrants held by AIA). Each warrant is exercisable for one share of our common stock, in accordance with the terms of the applicable warrant agreement governing the warrants. 18,492,500 of these warrants are public warrants and are freely tradable.

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Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “ENT.” Our warrants are quoted on the OTC market under the symbol “ENTWW.”

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed on for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements of Global Eagle Acquisition Corp. (a development stage company) as of December 31, 2012, and 2011, for the year ended December 31, 2012 and for the period February 2, 2011 (inception) to December 31, 2011 have been audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The financial statements of Row 44 as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of AIA as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as set forth in their reports thereon, which is incorporated herein by reference, from the Company’s Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on August 9, 2013. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that

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the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 (File No. 001-35176);
(2)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Form 10-Q/A (Amendment No. 1) filed with the SEC on May 15, 2013 and Form 10-Q/A (Amendment No. 2) filed on July 9, 2013 (File No. 001-35176) and for the quarter ended June 30, 2013, filed on August 9, 2013 (File No. 001-35176);
(3)	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 7, 2013, January 17, 2013, January 28, 2013, January 30, 2013, February 4, 2013, February 6, 2013 (including portions of our definitive proxy statement on Schedule 14A filed on January 17, 2013 that are incorporated by reference into our Current Report on Form 8-K filed on February 6, 2013), February 21, 2013, February 26, 2013, March 12, 2013, March 13, 2013, March 18, 2013, March 19, 2013, March 29, 2013, May 2, 2013, May 6, 2013, May 9, 2013, May 14, 2013, May 16, 2013, May 22, 2013, July 2, 2013, July 10, 2013 (Items 1.01 and 9.01 only), July 11, 2013 and August 9, 2013 (File No. 001-35176); and
(4)	All documents filed with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by telephone at (818) 706-3111 or in writing at the following address:

Global Eagle Entertainment Inc.
Attn: Secretary
4353 Park Terrace Drive
Westlake Village, California 91361

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Part II

Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$145,000
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-35176) filed with the Securities and Exchange Commission on November 14, 2012)
2.2	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on November 14, 2012)
2.3	Asset Purchase Agreement, dated as of May 8, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on July 10, 2013)
2.4	Letter Agreement, dated as of July 9, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on July 10, 2013)
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011)
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011)
4.4	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Rose, Snyder & Jacobs LLP
23.3	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1#	Powers of Attorney

*	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
#	Previously filed.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California, on August 13, 2013.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ David M. Davis Name: David M. Davis Title: Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John LaValle	Director and Chief Executive Officer (Principal Executive Officer)	August 13, 2013
/s/ David M. Davis David M. Davis	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 13, 2013
* Edward L. Shapiro	Executive Chairman of the Board	August 13, 2013
* Jeffrey E. Epstein	Director	August 13, 2013
* Jeffrey A. Leddy	Director	August 13, 2013
* Louis Bélanger-Martin	Director	August 13, 2013
* Robert W. Reding	Director	August 13, 2013
* Jeff Sagansky	Director	August 13, 2013
* Harry E. Sloan	Director	August 13, 2013
* By: /s/ Michael Pigott Attorney-in-Fact

POWER OF ATTORNEY

The undersigned officer of Global Eagle Entertainment Inc. hereby constitutes and appoints each of David M. Davis and Michael Pigott as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Michael Zemetra Michael Zemetra	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 13, 2013

Exhibit Index

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-35176) filed with the Securities and Exchange Commission on November 14, 2012)
2.2	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on November 14, 2012)
2.3	Asset Purchase Agreement, dated as of May 8, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on July 10, 2013)
2.4	Letter Agreement, dated as of July 9, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K (File No. 1-35176) filed with the Securities and Exchange Commission on July 10, 2013)
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011)
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011)
4.4	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on February 6, 2013)
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Rose, Snyder & Jacobs LLP
23.3	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1#	Powers of Attorney

*	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
#	Previously filed.